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EXHIBIT 21.1

GOLF TRUST OF AMERICA, INC.
LIST OF SUBSIDIARIES

        GTA GP, Inc., a Maryland corporation

        GTA LP, Inc., a Maryland corporation

        Golf Trust of America, L.P., a Delaware limited partnership in which GTA GP, Inc. is the sole general partner.

        Sandpiper—Golf Trust, LLC, a California limited liability company

        GTA—Tierra Del Sol, LLC, a South Carolina limited liability company

        GTA—Osage, LLC, a South Carolina limited liability company

        GTA—Palm Desert, LLC, a South Carolina limited liability company

        GTA—Brentwood, LLC, a South Carolina limited liability company

        GTA—Management, LLC, a South Carolina limited liability company

        Sandpiper GTA Development, Inc. (dissolved effective 12/31/99)

        GTA—Sweetwater, LLC, a South Carolina limited liability company

        GTA—Wekiva, LLC, a South Carolina limited liability company

        GTA—Cypress Creek, LLC, a South Carolina limited liability company

        GTA—Polo Trace, LLC, a South Carolina limited liability company

        GTA—Black Bear, LLC, a South Carolina limited liability company

        GTA—Bonaventure, LLC, a South Carolina limited liability company

        GTA—Pete Dye, LLC, a South Carolina limited liability company

        GTA—Mystic Creek, LLC, a South Carolina limited liability company

        GTA—Stonehenge, LLC, a South Carolina limited liability company

        GTA—Lost Oaks, LLC, a South Carolina limited liability company

        GTA—Innisbrook, LLC, a South Carolina limited liability company

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GOLF TRUST OF AMERICA, INC. LIST OF SUBSIDIARIES